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                                                                  Exhibit (a)(5)


                            THE LIBERTY CORPORATION

                           OFFER TO PURCHASE FOR CASH
                   UP TO 2,000,000 SHARES OF ITS COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
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               THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS
               WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME,
          ON WEDNESDAY, MARCH 11, 1998, UNLESS THE OFFER IS EXTENDED.
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To Our Clients:

     Enclosed for your consideration are the Offer to Purchase dated February 11, 1998 and the related Letter of Transmittal (which together constitute the "Offer") in connection with the Offer by The Liberty Corporation, a South Carolina corporation (the "Company"), to purchase for cash up to 2,000,000 shares of its Common Stock, no par value (such shares together with the associated preferred stock purchase rights (the "Rights") issued pursuant to the Rights Agreement, dated as of August 7, 1990, between the Company and The Bank of New York, as Rights Agent, are hereinafter referred to as the "Shares"), at prices not greater than $52.00 nor less than $45.50 per Share, net to the seller in cash, as specified by such stockholders, upon the terms and subject to the conditions of the Offer. The Company will determine a single per Share price (not greater than $52.00 nor less than $45.50 per Share) that it will pay for the Shares validly tendered pursuant to the Offer and not withdrawn (the "Purchase Price"), taking into account the number of Shares so tendered and the prices specified by tendering stockholders. The Company will select the lowest Purchase Price that will allow it to purchase 2,000,000 Shares (or such lesser number as are validly tendered and not withdrawn at prices not greater than $52.00 nor less than $45.50 per Share) pursuant to the Offer. Upon the terms and subject to the conditions of the Offer, including the provisions thereof relating to proration and conditional tenders, the Company will purchase all Shares validly tendered at prices at or below the Purchase Price and not withdrawn prior to the expiration of the Offer. Shares tendered at prices in excess of the Purchase Price and Shares not purchased because of proration or conditional tenders will be returned to the tendering stockholder at the Company's expense.

     We are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

     Your attention is invited to the following:

          1. You may tender Shares at either the price determined by you (in multiples of $.125), not greater than $52.00 nor less than $45.50 per Share, or the price determined by "Dutch auction" as indicated in the attached instruction form, net to you in cash.

          2. The Offer, the proration period and withdrawal rights expire at 12:00 Midnight, New York City time, on Wednesday, March 11, 1998, unless the Offer is extended. Your instructions to us should be forwarded to us in ample time to permit us to submit a tender on your behalf.

          3. The Offer is for up to 2,000,000 Shares. Although it has no present intention of so doing, the Company reserves the right, in its sole discretion but subject to certain applicable legal requirements, to purchase more than 2,000,000 Shares pursuant to the Offer. The Offer is not conditioned upon any minimum number of Shares being tendered but is subject to certain other conditions described in Section 7 of the Offer to Purchase.
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          4. Any stock transfer taxes applicable to the sale of Shares to the
     Company pursuant to the Offer will be paid by the Company, except as otherwise provided in Instruction 7 of the Letter of Transmittal.

          5. If you owned beneficially as of the close of business on February 10, 1998 an aggregate of fewer than 100 Shares (including any Shares acquired pursuant to the Company's Performance Incentive Compensation Program) and you instruct us to tender at or below the Purchase Price on your behalf all such Shares (partial tenders will not qualify for this preference) prior to the expiration of the Offer and you complete the box captioned "Odd Lots" in the instruction form, all such Shares will be accepted for purchase before proration, if any, of the purchase of other Shares properly tendered at or below the Purchase Price.

          6. You may instruct us to tender Shares on your behalf subject to the condition that a specified minimum number of your tendered Shares must be purchased if any such tendered Shares are purchased, as described in
     Section 6 of the Offer to Purchase. It is your responsibility to calculate such minimum number and you are urged to consult a tax advisor. If you wish us to make a conditional tender on your behalf, you must complete the box captioned "Conditional Tenders" in the instruction form.

     NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO ANY STOCKHOLDER AS TO WHETHER TO TENDER ALL OR ANY SHARES. EACH STOCKHOLDER MUST MAKE HIS OR HER OWN DECISION AS TO WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND AT WHAT PRICE. THE COMPANY HAS BEEN ADVISED THAT NO DIRECTOR OR EXECUTIVE OFFICER OF THE COMPANY INTENDS TO TENDER SHARES PURSUANT TO THE OFFER.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the expiration of the Offer.

     As described in the Offer to Purchase, if fewer than all Shares validly tendered at or below the Purchase Price prior to the expiration of the Offer are to be purchased by the Company, the Company will purchase Shares in the following order of priority: (a) all Shares tendered at or below the Purchase Price and not withdrawn prior to the expiration of the Offer by any stockholder who owned beneficially an aggregate of fewer than 100 Shares (including any Shares acquired pursuant to the Company's Performance Incentive Compensation Program), as of the close of business on February 10, 1998 and who validly tenders all of such Shares (partial tenders will not qualify for this preference) and completes the box captioned "Odd Lots" on the Letter of Transmittal and, if applicable, on the Notice of Guaranteed Delivery; and (b) then, after purchase of all of the foregoing Shares, subject to the conditional tender provisions described in Section 6 of the Offer to Purchase, all other Shares validly tendered at or below the Purchase Price and not withdrawn prior to the expiration of the Offer on a pro rata basis, if necessary (with appropriate adjustments to avoid purchases of fractional Shares).

     The Offer is not being made to, nor will the Company accept tenders from or on behalf of, holders of Shares in any state of the United States or any foreign jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such state or foreign jurisdiction. In those states or foreign jurisdictions the laws of which require that the Offer be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Company by Goldman, Sachs & Co. or one or more registered brokers or dealers licensed under the laws of such jurisdictions.

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                          INSTRUCTIONS WITH RESPECT TO
                           OFFER TO PURCHASE FOR CASH
                     UP TO 2,000,000 SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF

                            THE LIBERTY CORPORATION

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated February 11, 1988 and the related Letter of Transmittal (which together constitute the "Offer"), in connection with the Offer by The Liberty Corporation (the "Company") to purchase up to 2,000,000 shares of its Common Stock, no par value (such shares together with the associated preferred stock purchase rights (the "Rights") issued pursuant to the Rights Agreement, dated as of August 7, 1990, between the Company and The Bank of New York, as Rights Agent, are hereinafter referred to as the "Shares"), at prices not greater than $52.00 nor less than $45.50 per Share, net to the undersigned in cash.

     The Company will determine a single per Share price (not greater than $52.00 nor less than $45.50 per Share) that it will pay for the Shares validly tendered pursuant to the Offer and not withdrawn (the "Purchase Price"), taking into account the number of Shares so tendered and the prices specified by tendering stockholders. The Company will select the lowest Purchase Price that will allow it to purchase 2,000,000 Shares (or such lesser number as are validly tendered at prices not greater than $52.00 nor less than $45.50 per Share) pursuant to the Offer.

     The undersigned hereby instruct(s) you to tender to the Company the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

     [ ] By checking this box, all Shares held by us for your account, including fractional Shares, will be tendered. If fewer than all Shares are to be tendered, please check the box and indicate below the aggregate number of Shares to be tendered by us.

                               __________ Shares*

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

                                    ODD LOTS

     [ ] By checking this box, the undersigned represents that the undersigned owned beneficially as of the close of business on February 10, 1998 an aggregate of fewer than 100 Shares (including any Shares acquired pursuant to the Company's Performance Incentive Compensation Program) and is tendering all of such Shares.

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                        PRICE (IN DOLLARS) PER SHARE AT
                        WHICH SHARES ARE BEING TENDERED
                             ---------------------
                              CHECK ONLY ONE BOX.
                     IF MORE THAN ONE BOX IS CHECKED, OR IF
                      NO BOX IS CHECKED, THERE IS NO VALID
                               TENDER OF SHARES.
                             ---------------------
              SHARES TENDERED AT PRICE DETERMINED BY DUTCH AUCTION

[ ] The undersigned wants to maximize the chance of having The Liberty
    Corporation purchase all the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders Shares and is willing to accept the Purchase Price resulting from the Dutch auction tender process. This action will result in receiving a price per Share of as low as $45.50 or as high as $52.00.

                            ----------------------- OR

                SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

     By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the Purchase Price for the Shares is less than the price checked. A stockholder who desires to tender Shares at more than one price must complete a separate instruction form for each price at which Shares are tendered. The same Shares cannot be tendered at more than one price.

     Price (in dollars) per Share at which Shares are being tendered:

$45.500 [ ]  $46.000 [ ]  $47.000 [ ]  $48.000 [ ]  $49.000 [ ]  $50.000 [ ]  $51.000 [ ]  $52.000 [ ]
$45.625 [ ]  $46.125 [ ]  $47.125 [ ]  $48.125 [ ]  $49.125 [ ]  $50.125 [ ]  $51.125 [ ]
$45.750 [ ]  $46.250 [ ]  $47.250 [ ]  $48.250 [ ]  $49.250 [ ]  $50.250 [ ]  $51.250 [ ]
$45.875 [ ]  $46.375 [ ]  $47.375 [ ]  $48.375 [ ]  $49.375 [ ]  $50.375 [ ]  $51.375 [ ]
             $46.500 [ ]  $47.500 [ ]  $48.500 [ ]  $49.500 [ ]  $50.500 [ ]  $51.500 [ ]
             $46.625 [ ]  $47.625 [ ]  $48.625 [ ]  $49.625 [ ]  $50.625 [ ]  $51.625 [ ]
             $46.750 [ ]  $47.750 [ ]  $48.750 [ ]  $49.750 [ ]  $50.750 [ ]  $51.750 [ ]
             $46.875 [ ]  $47.875 [ ]  $48.875 [ ]  $49.875 [ ]  $50.875 [ ]  $51.875 [ ]

                              CONDITIONAL TENDERS

     A tendering stockholder may condition the tender of Shares upon the purchase by the Company of a specified minimum number of the Shares tendered hereby, all as described in the Offer to Purchase, particularly in Section 6 thereof. Unless at least such minimum number of Shares is purchased by the Company pursuant to the terms of the Offer, none of the Shares tendered hereby will be purchased. It is the tendering stockholder's responsibility to calculate and appropriately indicate such minimum number of Shares, and each stockholder is urged to consult a tax advisor. Unless this box has been completed and a minimum number specified, the tender will be deemed unconditional.

Minimum number of Shares that must be purchased, if any are purchased:

                               __________ Shares

                                   SIGN HERE

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                                  Signature(s)

Dated
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                           Please print names(s) and
                                 addresses here

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